UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: February 10, 2012

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 10, 2012, the Compensation Committee and the Board of Directors of Oragenics, Inc. (the “Company”), awarded options to acquire an aggregate of 45,000 shares of common stock to the Company’s Chief Financial Officer, Mr. Michael Sullivan, under the Company’s Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”). The award under the Plan was made consistent with the Company’s objective to continue to retain and motivate Company employees.

These option awards have an exercise price of $1.20 per share, which was the closing price on the date the options were granted. The options vest as follows: 15,000 vested immediately, 15,000 shares vest on the first anniversary of the date of grant and 15,000 shares vest on the second anniversary of the date of grant. The options are subject to earlier vesting upon a change in control of the Company.

The option award was made pursuant to individual award agreements substantially similar to the form of Stock Option Agreement attached as an exhibit to the Company’s Plan which has been previously filed with the SEC.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 15th day of February 2012.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer